UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 12, 2025

Hydrofarm Holdings Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39773	81-4895761
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1510 Main Street
Shoemakersville, PA 19555

(Address of Principal Executive
Offices) (Zip Code)

Registrant’s telephone number, including area code: (707) 765-9990
Former Name or Former Address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYFM	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 12, 2025, Hydrofarm Holdings Group, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended (the “Charter Amendment”), with the Secretary of State of the State of Delaware to effect a 1-for-10 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), effective February 12, 2025 at 5:00 p.m., Eastern Time (the “Effective Time”). The Company’s shares of Common Stock began trading on a split-adjusted basis on The Nasdaq Capital Market at the commencement of trading on February 13, 2025, under the Company’s existing trading symbol “HYFM”. The new CUSIP number for the Common Stock following the Reverse Stock Split is 44888K407.
As previously reported, the Reverse Stock Split was approved by the Company’s stockholders at the Company’s annual meeting of stockholders held on June 6, 2024, at a ratio ranging from any whole number between 1-for-1.1 and 1-for-25, as determined by the Company’s board of directors (the “Board”) in its discretion. On February 6, 2025, the Board approved a ratio of 1-for-10 for the Reverse Stock Split.
The Charter Amendment provides that at the Effective Time, every ten (10) shares of the Company’s issued and outstanding shares of Common Stock immediately prior to the Effective Time, will be automatically converted, without any action on the part of the holder thereof, into one share of Common Stock. The number of authorized shares of Common Stock and the par value of each share of Common Stock remain unchanged. No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will receive a cash payment in lieu thereof.
The foregoing description is qualified in its entirety by the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Forward-Looking Statements
This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the trading of the Company’s common stock on a split-adjusted basis. Statements using words such as “expect,” “anticipate,” “believe,” “may,” “will” and similar terms are also forward-looking statements. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed under the caption “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligations to make any revisions to the forward-looking statements contained in this Current Report or to update them to reflect events or circumstances occurring after the date of this Current Report, whether as a result of new information, future developments or otherwise.
Item 8.01.    Other Events.

On February 10, 2025, the Company issued a press release announcing the Reverse Stock Split. The press release is filed as Exhibit 99.1 and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated February 10, 2025.
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Hydrofarm Holdings Group, Inc., dated February 12, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hydrofarm Holdings Group, Inc.

Date: February 18, 2025	By:	/s/ B. John Lindeman
		Name:	B. John Lindeman
		Title:	Chief Executive Officer
(Principal Executive Officer)